CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 29, 2004 relating to the financial statements and financial highlights, which appears in the July 31, 2004 Annual Report to the Shareholders of Fifth Third Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the captions "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
July 27, 2005